UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2017

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

                             ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                             ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                             ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                             ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 8.01.                                        Other Events.

On April 21, 2017, Kimbell Royalty Partners, LP (the “Partnership”) completed the acquisition of 1.1 million gross acres (6,700 net royalty acres) of overriding royalty interests in the Anadarko Basin from Maxus Energy Corporation for $15.9 million.  The acquisition primarily includes assets located in the panhandle of Texas and Northwest portion of Oklahoma. This assets, which are substantially all held by production, includes production from multiple stacked pay zones in over 2,600 producing wells located across 32 counties in five states throughout the Mid-Continent, including Texas, Oklahoma, Louisiana, Wyoming and New Mexico.  A total of 145 wells have been drilled on the acquired interest since 2014.  Management estimates that the average daily production is approximately 272 net Boe/d (6:1) for the first quarter of 2017 and total proved reserves are 1,873 MBoe (6:1) as of April 1, 2017, which consists of 74% natural gas, 16% natural gas liquids and 10% oil.  The transaction was funded through the Partnership’s credit facility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ R. Davis Ravnaas
R. Davis Ravnaas
President and Chief Financial Officer

Date: April 27, 2017

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